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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 13, 1998

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                          DOMINICK'S SUPERMARKETS, INC.
             (Exact name of Registrant as Specified in its Charter)


         DELAWARE                     1-12353                    94-3220603
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

                               505 Railroad Avenue
                            Northlake, Illinois 60164
                    (Address of Principal Executive Offices)

                                 (708) 562-1000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

                  On October 13, 1998, Dominick's Supermarkets, Inc., a Delaware corporation ("Dominick's"), and Safeway Inc., a Delaware corporation ("Safeway"), jointly announced that they had entered into an Agreement and Plan of Merger, dated as of October 13, 1998 (the "Merger Agreement"), among Dominick's, Safeway and Windy City Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Safeway ("Windy City"), pursuant to which Safeway would acquire all of the outstanding shares of common stock of Dominick's at a price of $49.00 per share, or a total approximately $1.2 billion, in a cash transaction. Safeway will assume approximately $646.2 million of Dominick's debt and will account for the transaction as a purchase. The Merger Agreement was unanimously approved by the Board of Directors of Dominick's. It is currently anticipated that Windy City will commence a tender offer (the "Offer") for all of the outstanding shares of Dominick's common stock and, upon consummation of the Offer, merge (the "Merger") with and into Dominick's, with Dominick's surviving the Merger and becoming a wholly-owned subsidiary of Safeway. Affiliates of The Yucaipa Companies and Apollo Advisors owning approximately 41% of the outstanding shares of Dominick's common stock have entered into an agreement with Safeway pursuant to which, during the term of the Merger Agreement, they have agreed to tender their shares in the Offer and to vote in favor of the transactions contemplated by the Merger Agreement and have granted options to Safeway to acquire their shares under certain circumstances. Consummation of the Offer is conditioned upon, among other things, the valid tender of a majority of Dominick's outstanding shares of common stock, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  The following exhibit is filed with this Current Report on Form 8-K:

                  Exhibit No.          Description

                  99.1 Press release dated October 13, 1998 announcing the signing of the Merger Agreement.

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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 14, 1998                DOMINICK'S SUPERMARKETS, INC.


                                       By: /s/ Deborah C. Paskin
                                           -------------------------------------
                                       Name:  Deborah C. Paskin
                                       Title: Group Vice President and
                                              General Counsel

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                                  EXHIBIT INDEX


                  Exhibit              Description

                  99.1 Press release dated October 13, 1998 announcing the signing of the Merger Agreement.